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                                  EXHIBIT 21.1

                   SUBSIDIARIES OF YELLOW ROADWAY CORPORATION


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                                                                                     JURISDICTION OF
                                                                      PERCENTAGE      INCORPORATION
                                   NAME                               OWNERSHIP        OR FORMATION
                                   ----                               ----------     ---------------
OPK Insurance Co. Ltd.                                                   100%            Bermuda
Roadway LLC                                                              100%            Delaware
      Integres Global Logistics, Inc.                                  15.36%            Delaware
      Roadway Express, Inc.                                              100%            Delaware
            Reimer Express Lines Ltd.                                    100%            Canada
                 3727484 Manitoba Ltd.                                   100%            Canada
                 Reimer Express Driver Training Institute Inc.           100%            Canada
            Roadway Express, B.V.                                        100%            Netherlands
            Roadway Express International, Inc.                          100%            Delaware
            Roadway Express S.A. de C.V.                               95.99%            Mexico
            Roadway Funding, Inc.                                        100%            Delaware
            Roadway Reverse Logistics, Inc.                              100%            Ohio
            Transcontinental Lease, S. de R.L. de C.V.                   100%            Mexico
      Roadway Next Day Corporation                                       100%            Pennsylvania
            New Penn Motor Express, Inc.                                 100%            Pennsylvania
Yellow Technologies, Inc.                                                100%            Delaware
      Meridian IQ, Inc.                                                  100%            Delaware
            Yellow GPS, LLC                                              100%            Delaware
                 Globe.com Lines, Inc.                                   100%            Delaware
Yellow Transportation, Inc.                                              100%            Indiana
      Mission Supply Company                                             100%            Kansas
      Yellow Receivables Corporation                                     100%            Delaware
      Yellow Relocation Services, Inc.                                   100%            Kansas
      Yellow Transportation Mexicana S.A. de C.V.                       46.2%(1)         Mexico
      Yellow Transportation of British Columbia, Inc.                    100%            Canada
      Yellow Transportation of Ontario, Inc.                             100%            Canada
            Yellow Transportation Mexicana S.A. de C.V.                 53.8%(1)         Mexico
                 Yellow Transportation Services, S. de R.L. de C.V.      100%            Mexico


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(1) Yellow Transportation Mexicana S.A. de C.V. is owned 46.2 % by Yellow
    Transportation, Inc. and 53.8% by Yellow Transportation of Ontario, Inc.